UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 _________________

FORM 8-K __________________

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

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SHELTER ACQUISITION CORPORATION I
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40567 (Commission File Number)	86-1273121 (I.R.S. Employer Identification No.)

6 Midland Street #1726 Quogue, New York (Address of principal executive offices)	11959 (Zip Code)
Registrant’s telephone number, including area code: (631) 553-2164 Not Applicable (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	SHQAU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	SHQA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SHQAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on July 2, 2021, Shelter Acquisition Corporation I, a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”).

On July 14, 2021, the Company consummated the sale of an additional 2,164,744 Units pursuant to the partial exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”).  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $21,644,744. Simultaneously with the partial exercise of the Over-Allotment Option, the Company sold an additional 432,949 private placement warrants to its sponsor, Shelter Sponsor, LLC, generating gross proceeds to the Company of $432,949. Following the closing of the Over-Allotment Option, an aggregate amount of $221,644,744 has been placed in the Company’s trust account established in connection with the IPO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2021	SHELTER ACQUISITION CORPORATION I

	By:	/s/Danion Fielding
	Name:	Danion Fielding
	Title:	Chief Financial Officer

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